EXHIBIT 99
Coca-Cola Enterprises Inc.	NEWS RELEASE

CONTACT:	Scott Anthony -- Investor Relations (770) 989-3105
Laura Asman -- Media Relations (770) 989-3023

FOR IMMEDIATE RELEASE

COCA-COLA ENTERPRISES INC. REPORTS

FOURTH-QUARTER AND FULL-YEAR 2001 RESULTS

    Company adopted accounting change related to the recognition of infrastructure payments from The Coca-Cola Company resulting in a non-cash reduction in 2001 earnings.

    Excluding effects of the accounting change and nonrecurring items, the Company reported 2001 earnings per share of 6 cents per common share.

    Company reaffirms 2002 cash operating profit and earnings per share targets.

    2002 free cash flow expected to exceed $300 million.

ATLANTA, January 23, 2002 -- Coca-Cola Enterprises today reported a net loss for full-year 2001 of $324 million, or 75 cents per common share. 2001 results include a non-cash cumulative effect of a change in accounting principle totaling $302 million, or 70 cents per common share, related to the recognition of infrastructure payments from The Coca-Cola Company. These results also include previously announced restructuring and other charges as well as nonrecurring reductions in income tax expense.

The Company is changing from an accounting method based on generally accepted accounting principles (GAAP) which was reviewed by our auditors and the audit committee of the Company's board of directors. Management and the Company's auditors believe the new method is preferable under GAAP, and the Company is adopting the change as of January 1, 2001. The accounting change relates to the timing of recognition of the program payments and was adopted by the Company following informal discussions with the Securities and Exchange Commission.

The infrastructure payments are part of a program, established in 1994, designed to reimburse the Company for incremental operating expenses related to the accelerated development of its cold drink sales and service organization. Since the inception of the program, the Company has consistently disclosed the payments, which were recognized when received as an offset to operating expenses. The Company will now recognize, primarily through 2008, the payments into income as the Company meets equipment placement and other obligations. This accounting change does not alter the purpose of the program or the progress the Company is making in implementing it.

Based on current expectations for equipment placements, the Company will recognize annual income of approximately $70 million to $80 million through 2008. A separate, previously disclosed multi-year agreement with The Coca-Cola Company and its related funding are unaffected by the accounting change.

"This new method of accounting does not impact the operations of our business and should not change anyone's view of the Company's future performance. Today, the underlying strength of our Company remains unchanged and the fundamentals of our business are solid," said Lowry F. Kline, vice chairman and chief executive officer. "In fact, without the effect of the accounting change, we delivered full-year earnings per share slightly ahead of our previous guidance. We are well-positioned to deliver our 2002 business plan and continue to expect earnings per share of 80 to 85 cents."

Excluding the change in accounting, as well as restructuring and other nonrecurring items, the Company would have generated earnings per diluted common share of 6 cents for 2001.

	4Q01	2001
Reported EPS Results	$(0.08)	$(0.75)
Cumulative Effect of Change in Accounting Principle	-	0.70
Effect of Accounting Change on 2001 Operating Income**	0.04	0.13
Restructuring and Other Nonrecurring Items	0.05	0.11
Nonrecurring Income Tax Benefits	(0.01)	(0.13)
EPS Excluding Accounting Change and Nonrecurring Items	$0.00	$0.06

** Difference in expense reimbursement recognized in 2001 as a result of the accounting policy change, net of income taxes.

2001 results include the restructuring and other charges announced in July 2001. These charges totaled $37 million or 5 cents per common share after tax in the fourth quarter and $78 million or 11 cents per common share after tax for the full year. 2001 results also include nonrecurring income tax reductions of $4 million, or 1 cent per common share for fourth quarter 2001 and $56 million, or 13 cents per common share for the full year.

Including the change in accounting and other nonrecurring items, the Company reported a fourth quarter 2001 net loss applicable to common shareowners of $36 million, or 8 cents per common share. Reported cash operating profit* totaled $441 million for the fourth quarter, and $1.954 billion for full year 2001. Reported fourth quarter 2000 and full-year 2000 cash operating profit was $517 million and $2.387 billion, respectively. Reported net income per diluted common share was 4 cents for fourth quarter 2000 and 54 cents for full year 2000.

Operating Results

In North America, physical case bottle and can volume increased 1 1/2 percent for the full year and 1/2 percent on a comparable basis for the quarter. Volume in Europe improved by 4 percent for the fourth quarter and 7 1/2 percent for the full year.

"2001 proved challenging in both volume and price, yet we believe all the actions we took in 2001 will enable the Company to build consistent volume and profit growth beginning in 2002," said John R. Alm, president and chief operating officer. "In 2001, we restored North American volume growth by expanding our brand portfolio, renewing growth in the diet cola segment, and working to stabilize core brand volume. Though our fourth quarter volume performance was slightly below our expectations, the entire shortfall occurred in the last half of December. Our approach to the market in December leaves intact an excellent foundation for a strong start this year.

"Our 2001 performance in Europe exceeded expectations, both in volume and in price, and we continue to be extremely confident of the long-term growth potential in all of our European territories," Mr. Alm said. "The fourth quarter continued this trend with strong profit growth driven by volume growth of over 4 percent and higher pricing levels."

Consolidated bottle and can net pricing per case increased 1 1/2 percent for fourth-quarter and full-year 2001. North American bottle and can net pricing per case was flat compared to prior year in the fourth quarter while net pricing per case for full year 2001 increased 1 percent. Consolidated bottle and can cost of goods per case increased 2 percent for the fourth quarter and 3 percent for the full year. All per case comparisons include the effects of acquisitions and are presented on a currency neutral basis.

Full-Year 2002 Financial Guidance

The Company reaffirmed expectations for 2002 cash operating profit of $2.33 billion to $2.38 billion. Full-year 2002 earnings per diluted common share is expected to total 80 cents to 85 cents, reflecting the change in accounting for franchise amortization (FASB 142). Based on these operating results, management expects free cash flow* in 2002 of more than $300 million.

The Company will webcast a conference call with analysts and investors live over the Internet today at 9 a.m. EDT. The call can be accessed through the Company's website at www.cokecce.com.

Coca-Cola Enterprises Inc. (NYSE: CCE) is the world's largest marketer, distributor, and producer of bottle and can liquid nonalcoholic refreshment. Coca-Cola Enterprises sells approximately 80 percent of The Coca-Cola Company's bottle and can volume in North America and is the sole licensed bottler for products of The Coca-Cola Company in Belgium, continental France, Great Britain, Luxembourg, Monaco, and the Netherlands.

Forward-Looking Statements

Included in this news release are several forward-looking management comments and other statements that reflect management's current outlook for future periods. As always, these expectations are based on the currently available competitive, financial, and economic data along with the Company's operating plans and are subject to future events and uncertainties. The forward-looking statements in this news release should be read in conjunction with the detailed cautionary statements found on page 48 of the Company's 2000 Annual Report, and on page 24 of the Company's Third-Quarter 2001 Form 10-Q.

# # #

*Cash operating profit is defined as earnings before deducting interest, taxes, depreciation, amortization, and other nonoperating items. Free cash flow is defined as cash operating profit less capital spending, interest expense, cash taxes and dividends.

 Coca-Cola Enterprises Inc.

KEY OPERATING INFORMATION

Fourth-Quarter 2001	Change	Currency Neutral Change

Cash Operating Profit	(15)%	(15)%

Net Pricing Per Case (Bottle and Can) (a)	2%	1 1/2%

Cost of Sales Per Case (Bottle and Can)	2 1/2%	2%

Physical Case Bottle and Can Volume (b)

Consolidated	1%

North America	1/2%

Europe	4%

Fountain Gallon Volume	2%

Full-Year 2001	Change	Currency Neutral Change

Cash Operating Profit	(18)%	(17)%

Net Pricing Per Case (Bottle and Can) (a)	Flat	1 1/2%

Cost of Sales Per Case (Bottle and Can)	1%	3%

Physical Case Bottle and Can Volume (b)

Consolidated	3%

North America	1 1/2%

Europe	7 1/2%

Fountain Gallon Volume	1/2%

Note: All per case comparisons include the effects of acquisitions.

  Net pricing per case is calculated as invoice pricing less allowances.
  Volume results have been adjusted for comparable selling days and to include acquisitions completed in 2000 and 2001.

COCA-COLA ENTERPRISES INC.

CONSOLIDATED STATEMENTS OF INCOME
(Unaudited; In Millions Except Per Share Data)

	Fourth Quarter
	2001 (a)	2000 (b)	Change

Net Operating Revenues	$3,967	$3,561	11%
Cost of Sales	2,467	2,219	11%
Gross Profit	1,500	1,342	12%
Selling, Delivery, and Administrative Expenses	1,408	1,142	23%
Operating Income	92	200	(54)%
Interest Expense, Net	185	197	(6)%
Other Nonoperating Expense (Income), Net	(1)	3
Income (Loss) Before Income Taxes	(92)	-
Income Tax Expense (Benefit)	(52)	(2)
Income Tax Rate Change (Benefit) (b)	(4)	(14)
Net Income (Loss)	(36)	16
Preferred Stock Dividends	-	1
Net Income (Loss) Applicable to Common Shareowners	$(36)	$15
Basic Average Common Shares Outstanding	446	418
Basic Net Income (Loss) Per Share Applicable to Common Shareowners (c)	$(0.08)	$0.04
Diluted Average Common Shares Outstanding	446	427
Diluted Net Income (Loss) Per Share Applicable to Common Shareowners (c)	$(0.08)	$0.04
Cash Operating Profit Data:
Operating Income	92	200	(54)%
Depreciation	236	206	10%
Amortization	113	111	2
Cash Operating Profit	$441	$517	(15)%

(a)  2001 includes $37 million in restructuring and other nonrecurring items.

(b)  Represents a nonrecurring reduction in deferred taxes.

(c)  Per share data calculated prior to rounding to millions.

COCA-COLA ENTERPRISES INC.
CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited; In Millions Except Per Share Data)

Full Year
	2001 (a)	2000 (b)	Change
Net Operating Revenues	$15,700	$14,750	6%
Cost of Sales	9,740	9,083	7%
Gross Profit	5,960	5,667	5%
Selling, Delivery, and Administrative Expenses	5,359	4,541	18%
Operating Income	601	1,126	(47)%
Interest Expense, Net	753	791
Other Nonoperating Expense (Income), Net	(2)	2
Income (Loss) Before Income Taxes	(150)	333
Income Tax Expense (Benefit)	(75)	111
Income Tax Rate Change (Benefit) (c)	(56)	(14)
Net Income (Loss) Before Cumulative Effect of Change in Accounting Principal	(19)	236
Cumulative Effect of Change in Accounting Principle	(302)	-
Net Income (Loss)	(321)	236
Preferred Stock Dividends	3	3
Net Income (Loss) Applicable to Common Shareowners	$(324)	$233
Basic Average Common Shares Outstanding	432	419
Basic Net Income (Loss) Per Share Applicable to Common Shareowners (d)	$(0.75)	$0.56
Diluted Average Common Shares Outstanding	432	429
Diluted Net Income (Loss) Per Share Applicable to Common Shareowners (d)	$(0.75)	$0.54
Cash Operating Profit Data:
Operating Income	601	1,126	(47)%
Depreciation	901	810	11%
Amortization	452	451	- %
Cash Operating Profit	$1,954	$2,387	(18)%
  2001 includes a $302 million non-cash cumulative effect of change in accounting effective January 1, 2001 in accordance with generally accepted accounting principles, and $78 million in restructuring and other nonrecurring items.

  2000 results include a nonrecurring charge of $12 million related to Great Britain, and $20 million in insurance proceeds.

  Represents a nonrecurring reduction in deferred taxes.

  Per share data calculated prior to rounding to millions.

COCA-COLA ENTERPRISES INC.
CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited; In Millions Except Per Share Data)

	1Q	2Q	3Q	4Q	Full-Year
	2001	2001	2001	2001	2001

Net Operating Revenues	$ 3,352	$ 4,105	$ 4,276	$ 3,967	$ 15,700
Cost of Sales	2,068	2,545	2,660	2,467	9,740
Gross Profit	1,284	1,560	1,616	1,500	5,960
Selling, Delivery, and Administrative Expenses	1,244	1,306	1,401	1,408	5,359
Operating Income	40	254	215	92	601
Interest Expense, net	191	188	189	185	753
Other Nonoperating Expense (Income), net	-	-	(1)	(1)	(2)
Income (Loss) Before Income Taxes	(151)	66	27	(92)	(150)
Income Tax Expense (Benefit)	(52)	7	22	(52)	(75)
Income Tax Rate Change (Benefit)	-	(46)	(6)	(4)	(56)
Net Income (Loss) Before Cumulative Effect of
Change in Accounting Principle	(99)	105	11	(36)	(19)
Cumulative Effect of Change in Accounting Principle	(302)	-	-	-	(302)
Net Income (Loss)	(401)	105	11	(36)	(321)
Preferred Stock Dividends	1	1	1	-	3
Net Income (Loss) Applicable to
Common Shareowners	$ (402)	$ 104	$ 10	$ (36)	$ (324)

Basic Average Common Shares Outstanding	418	419	442	446	432

Basic Net Income (Loss) per Share Applicable to Common Shareowners Before Cumulative Effect
	$ (0.24)	$ 0.25	$ 0.02	$ (0.08)	$ (0.05)

Basic Net Income (Loss) per Share Applicable to Common Shareowners
	$ (0.96)	$ 0.25	$ 0.02	$ (0.08)	$ (0.75)

Diluted Average Common Shares Outstanding	418	427	449	446	432

Diluted Net Income (Loss) per Share Applicable to Common Shareowners Before Cumulative Effect
	$ (0.24)	$ 0.24	$ 0.02	$ (0.08)	$ (0.05)

Diluted Net Income (Loss) per Share Applicable to Common Shareowners
	$ (0.96)	$ 0.24	$ 0.02	$ (0.08)	$ (0.75)

Cash Operating Profit Data:
Operating Income	$ 40	$ 254	$ 215	$ 92	$ 601
Depreciation	213	224	228	236	901
Amortization	113	113	113	_ 113	452
Cash Operating Profit	$ 366	$ 591	$ 556	$ 441	$ 1,954

Note: This table of 2001 quarterly and full-year financial results reflects the change in accounting principle adopted by the Company as of January 1, 2001.

COCA-COLA ENTERPRISES INC.
PRO FORMA CONSOLIDATED STATEMENTS OF OPERATIONS EXCLUDING NONRECURRING ITEMS
(ADJUSTED TO INCLUDE THE HERB ACQUISITION AS OF JANUARY 1, 2001)
Unaudited
 (In Millions Except Per Share Data)

	1Q	2Q	3Q	4Q	Full-Year
	2001 (a)	2001 (b)	2001 (c)	2001 (d)	2001

Net Operating Revenues	$ 3,557	$ 4,356	$ 4,276	$ 3,967	$16,156
Cost of Sales	2,195	2,699	2,660	2,467	10,021
Gross Profit	1,362	1,657	1,616	1,500	6,135
Selling, Delivery, and Administrative Expenses	1,314	1,372	1,360	1,371	5,417
Operating Income	48	285	256	129	718
Interest Expense, net	206	203	189	185	783
Other Nonoperating Expense (Income), net	-	-	(1)	(1)	(2)
Income (Loss) Before Income Taxes	(158)	82	68	(55)	(63)
Income Tax Expense (Benefit)	(55)	13	38	(38)	(42)
Net Income (Loss)	(103)	69	30	(17)	(21)
Preferred Stock Dividends	1	1	1	-	3
Net Income (Loss) Applicable to
Common Shareowners	$ (104)	$ 68	$ 29	$ (17)	$ (24)

Basic Average Common Shares Outstanding (e)	443	445	445	446	444
Basic Net Income (Loss) per Share Applicable to
Common Shareowners	$ (0.23)	$ 0.15	$ 0.07	$ (0.04)	$ (0.05)

Diluted Average Common Shares Outstanding (e)	443	452	452	446	444
Diluted Net Income (Loss) per Share Applicable to
Common Shareowners	$ (0.23)	$ 0.15	$ 0.06	$ (0.04)	$ (0.05)

Cash Operating Profit Data:
Operating Income	$ 48	$ 285	$ 256	$ 129	$ 718
Depreciation	224	236	228	236	924
Amortization	114	113	113	113	453
Cash Operating Profit	$ 386	$ 634	$ 597	$ 478	$ 2,095

Note: This comparable information is provided solely for the purpose of additional analysis of the results of the Company including the results of the Herb acquisition as if acquired on January 1, 2001, excluding nonrecurring items and including the effects of the change in accounting principle adopted as of January 1, 2001. The presentation is not intended to be in conformity with the rules governing the preparation of pro forma financial information, nor is it intended to be a forecast of future operating results.

(a) First quarter 2001 excludes the cumulative effect of the change in accounting principle of $302 million, and includes the pro forma results of the Herb acquisition. The addition of the Herb acquisition resulted in an increase in cash operating profit of $20 million, an increase in operating income of $8 million, and a decrease to net income of $4 million.

(b) Second quarter 2001 excludes a nonrecurring reduction in income taxes of $46 million, and includes the pro forma results of the Herb acquisition. The addition of the Herb acquisition resulted in an increase in cash operating profit of $43 million, an increase in operating income of $31 million, and an increase to net income of $10 million.

(c) Third quarter 2001 excludes a nonrecurring reduction in income taxes of $6 million and excludes restructuring and other charges of $41 million pretax, or $25 million net of taxes.

(d) Fourth quarter 2001 excludes a nonrecurring reduction in income taxes of $4 million and excludes restructuring and other charges of $37 million pretax, or $23 million net of taxes.

(e) Basic and diluted shares outstanding have been adjusted to reflect the balances that would have been outstanding had the shares issued in connection with the Herb acquisition been outstanding as of January 1, 2001.

COCA-COLA ENTERPRISES INC.
PRELIMINARY CONDENSED CONSOLIDATED BALANCE SHEETS

(In Millions)

December 31, 2001 (Unaudited)	December 31, 2000
ASSETS
Current
Cash and cash investments	$284	$294
Trade accounts receivable, net	1,540	1,297
Inventories	690	602
Prepaid expenses and other current assets	362	438
Total Current Assets	2,876	2,631
Net Property, Plant, and Equipment	6,206	5,783
Franchises and Other Noncurrent Assets, Net	14,637	13,748
	$23,719	$22,162
LIABILITIES AND SHAREOWNERS' EQUITY
Current
Accounts payable and accrued expenses	$2,718	$2,321
Current portion of long-term debt	1,804	773
Total Current Liabilities	4,522	3,094
Long-Term Debt, Less Current Maturities	10,365	10,348
Retirement and Insurance Programs And Other Long-Term Obligations	1,676	1,112
Long-Term Deferred Income Tax	4,336	4,774
Shareowners' Equity	2,820	2,834
	$23,721	$22,162